Exhibit 10.2

RSU Form for Directors Electing Deferral

INCENTIVE AGREEMENT
FOR THE GRANT OF RESTRICTED STOCK UNITS
UNDER THE
TIDEWATER INC. 2021 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is entered into as of [insert date] (the “Date of Grant”) by and between Tidewater Inc., a Delaware corporation (“Tidewater” and, together with its subsidiaries, the “Company”), and [insert director name], who serves as a non-employee director of the Company (the “Director”). Capitalized terms used, but not defined, in this Agreement have the respective meanings provided in the Tidewater Inc. 2021 Stock Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, it is agreed by and between the parties as follows:

I.   Restricted Stock Units

1.1    Restricted Stock Units. Effective on the Date of Grant, Tidewater hereby grants to the Director under the Plan a total of [insert number of shares] restricted stock units (the “RSUs”), subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

1.2    Award Restrictions. Except as otherwise provided by the Plan, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily. The Director shall have no rights, including, but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are issued to the Director, or as otherwise provided in the Plan or this Agreement.

1.3    Vesting Terms.

(a)    Upon vesting under the terms and conditions of the Plan and this Agreement, each RSU represents the right to receive from Tidewater one share of Common Stock, free of any restrictions, and any amounts, securities, and property notionally credited to his or her Account (as defined in Section 2.1) with respect to such RSU.

(b)    The RSUs shall vest on July 26, 2024, if, except as provided in Section 1.4, the Director continues to serve on the Board on such date.

1.4    Effect of Termination of Service.

(a)    Upon the Director’s death, disability (within the meaning of Section 409A of the Code), or upon the Director’s involuntary termination of service without cause during the 18-month period following a Change of Control (within the meaning of Section 409A of the Code), any unvested RSUs shall immediately vest.

(b)    Except as otherwise expressly provided in this Section 1.4, termination of board service shall result in forfeiture of all unvested RSUs.

RSU Form for Directors Electing Deferral

II.   Dividend Equivalents and the Issuance of Shares Upon Vesting

2.1    Restricted Stock Unit Account and Dividend Equivalents. Tidewater shall maintain an account (the “Account”) on its books in the name of the Director. Such Account shall reflect the number of RSUs awarded to the Director, as such number may be adjusted under the terms of the Plan and this Agreement, as well as any additional RSUs, cash, or other securities or property credited as a result of dividend equivalents, administered as follows:

(a)    The Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from Tidewater’s general assets with respect to such Account.

(b)    To the extent permitted by the Plan, in the event that Tidewater declares a cash dividend, or any other securities or other property are distributed to stockholders, between the Date of Grant and the date the RSUs settle under this Agreement, the Director’s Account will be credited with a cash amount equal to the fair market value of such dividend or distribution or, at the Committee’s discretion, the securities or property comprising such dividend or distribution. Any cash amount or securities or other property credited to a Director’s Account pursuant to this Section 2.1(b) shall vest and be paid to the Director, or be forfeited, at the same time and on the same terms as the RSUs to which they relate.

(c)    To the extent permitted by the Plan, in the event that dividends are declared and paid in the form of shares of Common Stock rather than cash, then the Director’s Account will be credited with one additional RSU for each share of Common Stock that would have been received as a dividend had the Director’s outstanding RSUs been shares of Common Stock on such date. Such additional RSUs credited shall vest and be paid to the Director, or be forfeited, at the same time and on the same terms as the RSUs to which they relate.

2.2    Issuance of Shares of Common Stock. The number of shares of Common Stock to which the Director is entitled under this Agreement shall be transferred to the Director or his or her nominee via book entry free of restrictions as of the time set forth in the Director’s deferral election form set forth in Appendix A attached hereto. Upon issuance of such shares, the Director is free to hold or dispose of such shares, subject to applicable securities laws and any internal company policy then in effect and applicable to the Director, such as Tidewater’s Policy Statement on Insider Trading and Director Stock Ownership Guidelines.

III.   Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, and successors.

IV.   Amendment, Modification or Termination

The Committee may amend, modify, or terminate any RSUs at any time prior to vesting in any manner not inconsistent with the terms of the Plan. Notwithstanding the foregoing, no amendment, modification, or termination may materially impair the rights of the Director under this Agreement without his or her consent.

RSU Form for Directors Electing Deferral

V.   Inconsistent Provisions

The RSUs granted hereby are subject to the provisions of the Plan, as in effect on the Date of Grant and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. The Director acknowledges that a copy of the Plan was distributed to the Director and that the Director was advised to review such Plan prior to entering into this Agreement. The Director waives the right to claim that the provisions of the Plan are not binding upon the Director and the Director’s heirs, executors, administrators, legal representatives, and successors.

VI.   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

VII.   Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, the Director and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

VIII.   Electronic Delivery and Execution of Documents

8.1    Tidewater may, in its sole discretion, deliver any documents related to the Director’s current or future participation in the Plan or any other compensation plan of Tidewater by electronic means or request Director’s consent to the terms of an award by electronic means. Such documents may include the plan, any grant notice, this Agreement, the plan prospectus, and any reports of Tidewater provided generally to Tidewater’s stockholders. In addition, the Director may deliver any grant notice or award agreement to Tidewater or to such third party involved in administering the applicable plan as Tidewater may designate from time to time. By accepting the terms of this Agreement, the Director also hereby consents to participate in such plans and to execute agreements setting the terms of participation through an on-line or electronic system established and maintained by Tidewater or a third party designated by Tidewater.

8.2    The Director acknowledges that the Director has read Section 8.1 of this Agreement and consents to the electronic delivery and electronic execution of plan documents as described in Section 8.1. The Director acknowledges that he or she may receive from Tidewater a paper copy of any documents delivered electronically at no cost to the Director by contacting Tidewater by telephone or in writing.

RSU Form for Directors Electing Deferral

IX.   Entire Agreement; Modification

The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be modified without the approval of the Committee and the Director, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of this Agreement shall be void and ineffective for all purposes.

* * * * * * * * * * * * *

By clicking the “Accept” button, the Director represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Director has reviewed the Plan, this Agreement, and the prospectus in their entirety and fully understands all provisions of this Agreement. The Director agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

RSU Form for Directors Electing Deferral

TIDEWATER INC.

TIDEWATER INC. 2021 STOCK INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

TIME OF SETTLEMENT ELECTION FORM

Please complete this Time of Settlement Election Form (the “Election Form”) and return a signed copy to the Office of the General Counsel, attention Daniel Hudson (dhudson@gmail.com), with a copy to Melissa Mong (mmong@tdw.com) of Tidewater Inc. (the “Company”) no later than [insert date] (i.e., on or before 30 days after the Date of Grant) (the “Election Deadline”).

Name:         ______________________________________ (“Award Holder”)

NOTE: If you elect to defer all or a portion of your equity retainer, you will be granted restricted stock units (“RSUs”) under the Tidewater Inc. 2021 Stock Incentive Plan (the “Stock Incentive Plan”), which, contingent upon vesting as provided in the Stock Incentive Plan and the Restricted Stock Unit Award Agreement between you and the Company (the “Agreement”), will be deferred according to your election below. This Election Form does not apply to or govern any other equity awards you may receive from the Company. You must make a separate election with respect to subsequent equity awards to the extent permitted and in accordance with any rules established by the Company.

1.         Settlement of Restricted Stock Units

In making this election, the following rules apply:

●

The RSUs were granted on [insert date] (the “Date of Grant”) pursuant to an Agreement, subject to your continued service with the Company through the Date of Grant and are subject to the terms of this Election Form (to the extent completed and returned by you), the Agreement and the Stock Incentive Plan.

●	Unless otherwise specified, capitalized terms used but not defined in this Election Form shall have the meaning attributed to them in the Agreement or the Stock Incentive Plan, as applicable.

●

If you wish to defer settlement of the RSUs, you must complete this Election Form by the Election Deadline and select a settlement date on which you will receive the shares of Common Stock underlying the RSUs to the extent such RSUs become vested.

●

If you do not wish to defer settlement of your RSU, you do not need to complete this Election Form as the shares of Common Stock underlying your vested award will automatically be paid to you as specified in the Agreement.

●

Notwithstanding the foregoing, if you fail to complete and timely submit this Election Form for any reason, the shares of Common Stock underlying your RSU will be paid to you on the date specified in the Agreement that would have been paid absent a deferral election.

●

Further notwithstanding, if an accelerated vesting event occurs due to your death, disability (within the meaning of section 409A of the Code) or the occurrence of a Change of Control (within the meaning of section 409A of the Code) as provided in the Agreement or the Stock Incentive Plan, and as a result of such event, vesting occurs less than 12 months after the Election Deadline, the shares of Common Stock underlying your RSU will be paid to you on the date specified in the Agreement that the retainer would have been paid absent a deferral election.

RSU Form for Directors Electing Deferral

2.         Deferral Election

I hereby irrevocably elect to defer settlement of _______% (0-100%) of my RSUs upon the earlier to occur of my death, disability (within the meaning of section 409A of the Code), the occurrence of a Change of Control (within the meaning of section 409A of the Code) as provided in the Agreement or the Stock Incentive Plan, or one of the following events that I hereby select to apply to my RSUs:

___         I hereby elect to receive the shares of Common Stock related to the RSUs upon the date of my “separation from service” (within the meaning of section 409A of the Code). Generally under section 409A of the Code, your separation from service will be the date that your Board service ends. Exceptions may apply if you stay in the service of the Company following the termination of your Board service. Please contact the Company if you have questions or need additional information.

___         I hereby elect to receive the shares of Common Stock related to the RSUs on the ___ anniversary of the Date of Grant (insert 2nd-6th).

___         I hereby elect to receive the shares of Common Stock related to the RSUs upon the earlier to occur of (i) the date of my “separation from service” (within the meaning of section 409A of the Code) and (ii) the ___ anniversary of the Date of Grant (insert 2nd-6th).

3.          Signature

I understand that my rights to the shares of Common Stock underlying the RSUs are subject to the rights of the creditors of the Company in the event of its insolvency. I further understand that this Election Form will become effective and irrevocable as of the end of the day on [insert date] (i.e., 30 days after the Date of Grant), which is the Election Deadline. Once I have elected the time of settlement of my RSUs by filing this completed Election Form with the Office of the General Counsel of the Company, I understand that (a) the settlement election will be irrevocable as of the Election Deadline, (b) the settlement election will control over any contrary payment time or event specified in the Agreement, and (c) the settlement election may not be changed except in limited circumstances provided under the Code. I acknowledge that, if I do not complete and timely submit this Election Form, the shares of Common Stock underlying my RSU will be paid on the date specified in the Agreement that my retainer would have been paid absent a deferral election.

Remainder of Page Intentionally Left Blank

RSU Form for Directors Electing Deferral

By executing this Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Election Form, the Agreement and the Stock Incentive Plan. Notwithstanding anything contained herein to the contrary, I acknowledge that if I am a “specified employee” (within the meaning of section 409A of the Code) at the time of my separation from service with the Company, the settlement of the RSUs will be delayed until at least six months following the date of the separation from service to the extent necessary to comply with section 409A of the Code. This Election Form is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. I acknowledge that I have been advised to consult with my own tax advisor regarding the tax consequences of executing this Election Form.

AWARD HOLDER	TIDEWATER INC.

By:	By:

Name:	Name:	Daniel A. Hudson

Date:	Title:	EVP, General Counsel & Secretary

Date: